Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated June 21, 2002 in this Registration Statement Amendment No.1 on Form S-8 and related Prospectus with respect to the financial statements of the BP Capital Accumulation Plan (formerly the Atlantic Richfield Capital Accumulation Plan) included in its Annual Report on Form 11-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Chicago, Illinois
July 11, 2002